Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF ANTERO MIDSTREAM GP LP

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Antero Midstream GP LP for the quarter ended March 31, 2018, I, Michael N. Kennedy, Chief Financial Officer of Antero Midstream GP LP,  hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	This Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 fairly presents, in all material respects, the financial condition and results of operations of Antero Midstream GP LP for the periods presented therein.

Date: April 25, 2018

/s/ Michael N. Kennedy
Michael N. Kennedy
Chief Financial Officer